Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-198037 and 333-200805 on Form S-8 of our report dated March 30, 2015, relating to the consolidated financial statements as of and for the year ended December 31, 2014 of Auris Medical Holding AG appearing in this Annual Report on Form 20-F of Auris Medical Holding AG for the year ended December 31, 2014.

Deloitte AG

/s/ James D. Horiguchi	/s/ Matthias Gschwend
Partner	Director
Auditor in Charge

Zurich, Switzerland
March 30, 2015